Offer to Purchase for Cash
              All Outstanding Shares of Common Stock
                                of
                     Bryan Steam Corporation
                                at
                      $152.00 NET PER SHARE
                                by
                 Burnham Acquisition Corporation
                   a wholly-owned subsidiary of
                       Burnham Corporation


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           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
             AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
                 ON WEDNESDAY, OCTOBER 28, 1998,
                  UNLESS THE OFFER IS EXTENDED.
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                                               September 29, 1998


To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

      We have been appointed by Burnham Acquisition Corporation, a New Mexico corporation ("Purchaser") and a wholly-owned subsidiary of Burnham corporation, a New York corporation ("Parent"), to act as Information Agent in connection with Purchaser's offer to purchase for cash all outstanding shares of Common Stock, $10.00 par value (the "Shares"), of Bryan Steam Corporation, a New Mexico corporation (the "Company"), at $152.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 29, 1998 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the "Offer") enclosed herewith.

      Please furnish copies of the enclosed materials to those of your clients for whom you hold Shares in your name or in the name of your nominee.

      Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

           1. The Offer to Purchase.

           2. The Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender
      Shares.

           3. A letter to stockholders of the Company from Albert
      J. Bishop, Chairman of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company and mailed to the stockholders of the Company.

           4. The Notice of Guaranteed Delivery to be used to accept the Offer if neither of the two procedures for tendering Shares set forth in Section 3 of the Offer to Purchase can be completed on a timely basis.

           5. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

           6. Guidelines of the Internal Revenue Service for
      Certification of Taxpayer Identification Number on
      Substitute Form W-9.

           7. A return envelope addressed to IBJ Schroder Bank &
      Trust Company, the Depositary.

      YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT
YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER
AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
TIME, ON WEDNESDAY, OCTOBER 28, 1998, UNLESS THE OFFER IS
EXTENDED.

      Please note the following:

      1. The tender price is $152.00 per Share, net to the seller in cash.

      2. The Offer is being made for all outstanding Shares. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of September 23, 1998 (the "Merger Agreement"), among Parent, Purchaser and the Company. The Merger Agreement provides, among other things, for the making of the Offer by Purchaser and further provides that, following the Offer and subject to the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly owned subsidiary of Parent. As a result of the Merger, each outstanding Share (other than Shares held by Parent, Purchaser or any subsidiary of Parent, Purchaser or the Company, Shares held in the treasury of the Company and Shares held by stockholders who have properly exercised their appraisal rights under New Mexico law) will be converted at the effective time of the Merger into the right to receive $152.00 in cash, without interest.

      3. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN AT THE EXPIRATION OF THE OFFER THAT NUMBER OF SHARES THAT CONSTITUTES AT LEAST SIXTY-SIX AND TWO-THIRDS PERCENT (66-2/3%) PLUS ONE OF THE OUTSTANDING SHARES ON A FULLY DILUTED BASIS ON THE DATE OF PURCHASE (THE "MINIMUM CONDITION"). THE OFFER IS ALSO SUBJECT TO CERTAIN OTHER CONDITIONS CONTAINED IN THE OFFER TO PURCHASE. SEE INTRODUCTION AND SECTIONS 1 AND 14 OF THE OFFER TO PURCHASE.

      4. THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY HAS
DETERMINED THAT THE OFFER AND THE MERGER ARE FAIR TO, AND IN THE
BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS AND
RECOMMENDS THAT STOCKHOLDERS ACCEPT THE OFFER AND TENDER THEIR
SHARES PURSUANT TO THE OFFER.

      5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, October 28, 1998, unless the Offer is extended.

      6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes with respect to the transfer and sale of Shares to it or its order pursuant to the Offer. However, any tendering stockholder or other payee who fails to complete and sign the Substitute Form W-9 that is included in the Letter of Transmittal may be subject to a required backup federal income tax withholding of 31% of the gross proceeds payable to such holder or other payee pursuant to the Offer. See Sections 3 and 5 of the Offer to Purchase.

      7. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates evidencing such Shares (or a timely Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase) with respect to such Shares), (ii) the Letter of Transmittal (or a manually signed facsimile thereof) properly completed and duly executed, with all required signature guarantees or an Agent's Message (as defined in Section 2 of the Offer to Purchase), and (iii) all other documents required by the Letter of Transmittal.

      In order to take advantage of the Offer, (i) a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message and any other required documents should be sent to the Depositary and (ii) certificates representing the tendered Shares or a timely

Book-Entry Confirmation should be delivered to the Depositary in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

      If holders of the Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or complete the procedures for book-entry transfer prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified in
Section 3 of the Offer to Purchase.

      Purchaser will not pay any fees or commission to any broker, dealer or other person for soliciting tenders of Shares pursuant to the Offer (other than the Depositary and the Information Agent, as described in the Offer to Purchase). Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or will cause to be paid any transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

      Any inquiries you may have with respect to the Offer should be addressed to MACKENZIE PARTNERS, INC., THE INFORMATION AGENT
FOR THE OFFER, AT 156 FIFTH AVENUE, NEW YORK, NEW YORK 10010,
(800) 322-2885.

      Requests for additional copies of the enclosed materials should also be directed to us at the above address and telephone number.

                                    Very truly yours,


                                    MacKenzie Partners, Inc.

                           -----------

      NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF PARENT, PURCHASER, THE COMPANY, THE DEPOSITARY, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THEM OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.